CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of GCM Grosvenor Core Absolute Return Fund I, LLC (formerly known as Grosvenor Registered Multi-Strategy Fund (TI 1), LLC) of our reports dated May 27, 2026, relating to the financial statements and financial highlights of GCM Grosvenor Core Absolute Return Fund I, LLC (formerly known as Grosvenor Registered Multi-Strategy Fund (TI 1), LLC) and GCM Grosvenor Core Absolute Return Master Fund, LLC (formerly known as Grosvenor Registered Multi-Strategy Master Fund, LLC) which appear in GCM Grosvenor Core Absolute Return Fund I, LLC’s (formerly known as Grosvenor Registered Multi-Strategy Fund (TI 1), LLC) Certified Shareholder Report on Form N-CSR for the year ended March 31, 2026. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Independent Registered Public Accounting Firm and Legal Counsel”, “Financial Highlights”, “Financial Statements and Exhibits”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

July 23, 2026